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                                      LEASE

                                 BY AND BETWEEN

               FAFARD REAL ESTATE AND DEVELOPMENT CORP. (LANDLORD)

                                       AND

                          GENZYME CORPORATION (TENANT)




                                   DATED AS OF
                                 August 4, 2000


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                                                     TABLE OF CONTENTS

ARTICLES I - REFERENCE DATA

1.1     Subjects Referred to..................................    5

1.2     Exhibits..............................................    7


ARTICLE II - PREMISES AND TERM

2.1     Premises..............................................    7

2.2     Term..................................................    7


ARTICLE III - IMPROVEMENTS

3.1     Performance of Work and Approval of

        Landlord's Work.......................................     9

3.2     Pre-Commencement Work by Tenant.......................    10

3.3     General Provisions Applicable to Construction.........    10

3.4     Construction Representatives..........................    10


ARTICLE IV - RENT

4.1     The Fixed Rent........................................    11

4.2     Additional Rent.......................................    11

        4.2.1     Real Estate Taxes...........................    11
        4.2.2     Insurance...................................    12
        4.2.3     Utilities...................................    13
        4.2.4     Maintenance and Expenses....................    14
        4.2.5     Payments on Account of Taxes, Insurance
                  and Operating Expenses......................    14

4.3     Late Payment of Rent..................................    14


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ARTICLE V - TENANT'S ADDITIONAL COVENANTS

5.1     Affirmative Covenants.................................    14

        5.1.1     Perform Obligations.........................    14
        5.1.2     Use.........................................    15
        5.1.3     Repair and Maintenance......................    15
        5.1.4     Compliance with Law.........................    15
        5.1.5     Tenant's Work...............................    15
        5.1.6     Indemnity...................................    16
        5.1.7     Landlord's Right to Enter...................    16
        5.1.8     Personal Property at Tenant's Risk..........    16
        5.1.9     Payment of Landlord's Cost of Enforcement...    16
        5.1.10    Yield Up....................................    17
        5.1.11    Estoppel Certificate........................    17
        5.1.12    Landlord's Expenses re Consents.............    17
        5.1.13    Protective Covenants........................    17

5.2     Negative Covenants....................................    18

        5.2.1     Assignment and Subletting...................    18
        5.2.2     Overloading and Nuisance....................    18
        5.2.3     Installation, Alterations or Additions......    19


ARTICLE VI - CASUALTY OR TAKING

6.1     Termination...........................................    19

6.2     Restoration...........................................    19

6.3     Award.................................................    20


ARTICLE VII - DEFAULTS

7.1     Events of Default.....................................    20

7.2     Remedies..............................................    21

7.3     Remedies Cumulative...................................    22

7.4     Landlord's Right to Cure Defaults.....................    22

7.5     Effect of Waivers of Default..........................    22

7.6     No Accord and Satisfaction............................    22


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ARTICLE VIII - MORTGAGES

8.1     Rights of Mortgage Holders............................    23

8.2     Superiority of Lease; Option to Subordinate...........    23

8.3     Lease Amendments......................................    24


ARTICLE IX - MISCELLANEOUS PROVISIONS

9.1     Notices from One Party to the Other...................    24

9.2     Quiet Enjoyment.......................................    24

9.3     Lease Not Be Recorded.................................    24

9.4     Bind and Inure; Limitation of Landlord's Liablity.....    25

9.5     Acts of God...........................................    25

9.6     Landlord's Default....................................    25

9.7     Brokerage.............................................    26

9.8     Security Deposit......................................    26

9.9     Applicable Law and Construction.......................    26

9.10    Submission Not an Offer...............................    26

9.11    No Hazardous Waste ...................................    27

9.12    Authority to Sign ....................................    27


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                               S P A C E L E A S E


                                    ARTICLE I

                                 REFERENCE DATA

1.1    SUBJECTS REFERRED TO.


       Each reference in this Lease to any of the following

subjects shall be construed to incorporate the data stated for that subject in this Section 1.1.

Date of this Lease: August 4, 2000


PREMISES:           That approximately 25,200 sq. ft. office building (the
                    "Building") under construction on an approximately 68,297 sq. ft. parcel of land at 11 Pleasant St. Connector, Framingham, Massachusetts, as shown in Exhibit A attached hereto (the "Lot") and including parking for 101 vehicles.
                    (The Lot and Building are sometimes referred to together as The "Project".)

                    Promptly after completion of Landlord's work in accordance with Article III and other applicable provisions of this Lease, the premises shall be re-measured by a licensed architect in accordance with the Building Owners and Managers Association ("BOMA"), Gross Building Area June 7, 1996 standards applicable to office buildings. The re-measured area of the Premises shall be conclusively binding on the parties for all purposes under this Lease, including, without limitation, the calculation of annual fixed Rent.

TENANT PROPERTY:    Furnishings, fixtures, equipment and other personal property purchased or leased by Tenant with its own funds, not affixed to the Building or Land, or which Landlord has agreed in writing that Tenant remove at the expiration of the Term.

LANDLORD:           Fafard Real Estate and Development Corp., a Massachusetts
                    Corporation




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ORIGINAL ADDRESS OF LANDLORD:

               290 Eliot Street
               Ashland, Massachusetts 01721


LANDLORD'S CONSTRUCTION REPRESENTATIVE:

               Joseph Trolla, Vice  President
               290 Eliot Street
               Ashland, MA 01721

TENANT:   GENZYME CORPORATION, a Massachusetts Corporation

ORIGINAL ADDRESS OF TENANT:

               One Kendall Square
               Building 1400
               Cambridge, MA 02139
               Attention: Evan M. Lebson
                          Vice President and Treasurer


TENANT'S CONSTRUCTION REPRESENTATIVE:

             Henry Fitzgerald

TERM:    Five Years 1 month

OPTION PERIOD: One (1) option to Renew for one (1) Five (5) Year Period exercised by Tenant in writing to Landlord one hundred and eighty (180) days prior to the end of the Term, as described in Section 2.3

LANDLORD WORK SUBSTANTIAL COMPLETION DATE: October 1, 2000


LANDLORD WORK  OUTSIDE DELIVERY DATE: November 1, 2000


COMMENCEMENT DATE:  December 15, 2000


ANNUAL FIXED RENT RATE: $17.50 p.s.f. triple net (net of real estate taxes, maintenance, insurance, and utilities) Building measurement exterior wall to exterior wall per June 7, 1996 BOMA Standards.

OPTION PERIOD RENT: 95 per cent of prevailing fair market value rent (triple net as above) using Three (3) appraisers mechanism, so called in accordance with the provisions set forth in Section 2.3 Rent shall not be less than the rent in effect from the last day of the previous term.


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PERMITTED USES: General Office use and such other uses approved by Landlord in advance, such approval not to be unreasonably withheld, provided such uses are permitted as a matter of right under Town of Framingham Zoning By Law.

INSURANCE:

Combined Single Limit:

         Bodily Injury and Property Damage:  $5,000,000.00


1.2.                                   Exhibits.

Exhibits listed below in this Section are incorporated in this Lease by reference and are to be construed as a part of this Lease:

                                       EXHIBIT "A"
Plan showing the Premises

                                       EXHIBIT "B-1

Description of Landlord's work

                                       EXHIBIT B -2


Description of Tenant's work (to be added after Lease Execution)
                                       EXHIBIT "C"


Protective Covenants

                                   ARTICLE II

                                PREMISES AND TERM

2.1 PREMISES. Landlord hereby leases and demises to Tenant and Tenant hereby leases from Landlord, subject to and with the benefit of the terms, covenants, conditions and provisions of this Lease, the Premises.

2.1.2. APPURTENANT RIGHTS Tenant shall have, as a appurtenant to the Premises, the exclusive right to use, and permit its invitees to use, parking areas, public or common lobbies, hallways, stairways, elevators and common walkways necessary for access to the Premises and Building.

2.2 TERM. TO HAVE AND TO HOLD for a term beginning December 15, 2000 (the "Commencement Date") and continuing for the Term, unless sooner terminated as hereinafter provided. Landlord will have substantially completed the work to be performed by Landlord pursuant to Exhibit B-1 ("Landlord's Work")

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by October 1, 2000. The term "substantially completed" as used herein shall mean that Landlord's Work has been completed substantially in accordance with plans and specifications for Landlord's Work with the exception of minor items which can be fully completed and other items which because of the season or weather or the nature of the item are not practicable to do at the time. Landlord shall be obligated to complete the minor items in accordance with Exhibit B-1. When the dates of the beginning and end of the Term have been determined such dates shall be evidenced by a document in form for recording executed by Landlord and Tenant and delivered each to the other.

2.3 EXTENSION OPTION Provided Tenant is not then in default continuing beyond any applicable notice or cure periods, Tenant is hereby granted one (1) option to extend the Term of this Lease for an additional period of five (5) years to be exercised by written notice no later than one hundred and eighty (180) days prior to the expiration of the Term hereof Such extension of the Term shall be upon all the same terms and conditions as are set forth in this Lease, except that the Annual Fixed Rent Rate shall be the greater of (a) the Annual Fixed Rent Rate as set forth in Section 1.1, or (b) an amount equal to ninety-five (95%) percent of the "Fair Market Rental" of the Premises, as hereinafter defined, upon the first day of the extension period of the Term.

The term "Fair Market Rental" as used in this Lease shall mean the fair market rental of the Premises in its then condition unencumbered by this Lease, determined using the standards then commonly used by professional appraisers in determining fair market rental of similarly improved real property in the Suburban Boston-Route 495 area. Fair Market Rent shall measure the Fair Market Value of the base building (i.e., Landlord's Work) and the "standard" build out of the base building assuming the $15.00 p.s.f Tenant Improvements Allowance. If Tenant elects to make substantial "above standard" build out improvements at its expense, it will not have to pay again during the option term. If the parties hereto fail to agree as to the Fair Market Rental by the date within thirty (30) days after Tenant's notice, such question shall be submitted upon the request of either party to a board of brokers, two in number, one named by Landlord and one named by Tenant, each of whom shall be a qualified member with more than seven years experience of the Greater Boston Real Estate Board, or any successor of such Board, or if such organization or successor shall no longer be in existence, a recognized association or institute of brokers. Each broker shall be appointed within 10 days of the request for determination of Fair Market Rental, and each broker so appointed shall be instructed to determine independently the Fair Market Rental in accordance with the definition of such term contained herein and within 20 days after the making of such request. If two brokers shall have been appointed and shall have made their determinations within the respective requisite periods set forth above and if the difference between the amounts so determined shall not exceed ten percent (10%) of the lesser of such amounts, then the Fair Market Rental shall be an amount equal to the arithmetic average of the amounts so determined. If the difference between the amounts so determined shall exceed ten percent (10%) of the lesser of such amounts, then such two brokers shall have 10 days to appoint a third broker, similarly qualified, but if such brokers fail to do so, then either party may request the American Arbitration Association or any successor organization thereto to appoint a broker within 10 days of such request,


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and both parties shall be bound by any appointment so made within such 10-day period. If no such broker shall have been appointed within such 10 days or within 40 days of the original request for a determination of Fair Market Rental, whichever is earlier, either Landlord or Tenant may apply to any court having jurisdiction to have such appointment made by such court. Any broker appointed by the original brokers, by the American Arbitration Association or by such court shall be instructed to determine the Fair Market Rental in accordance with the definition of such term contained herein and within 10 days after his appointment. If the third determination of Fair Market Rental shall exceed the higher of the first two determinations, the Fair Market Rental shall be the higher of the first two determinations; if the third determination shall be less than the lower of such determinations, the Fair Market Rental shall be the lower of the first two determinations. In all other cases, the Fair Market Rental shall be equal to the third determination.

All such determinations of Fair Market Rental shall be final and binding upon Landlord and Tenant. These provisions for determination of Fair Market Rental shall be specifically enforceable to the extent such remedy is available under applicable law, and any determination hereunder shall be final and binding upon the parties except as otherwise provided by applicable law. Landlord and Tenant shall each bear the cost of the brokers appointed by them hereunder; the costs of the third broker and his determination of Fair Market Rental shall be borne equally by Landlord and Tenant.

Until the Fair Market Rental is determined, Tenant shall continue to pay the Annual Fixed Rent as set forth in Section 1.1, on account. Upon determination of the Fair Market Rental, rental under this Lease shall be adjusted retroactively to the first day of the extension period and any additional rental thereupon owed by Tenant shall be due and payable 10 days after demand therefor on Tenant by Landlord.

Promptly after the Annual Fixed Rent Rate is determined for the Extension Option term, Landlord and Tenant shall enter into an Amendment of this Lease confirming the extension of the Term and the new Annual Fixed Rent Rate.

                                   ARTICLE III
                                  IMPROVEMENTS

3.1 PERFORMANCE OF WORK AND APPROVAL OF LANDLORD'S WORK. Landlord shall cause to be performed the work required by Exhibit B-1 ("Landlord's Work") substantially in accordance with said Exhibit. Tenant agrees that Landlord may make any changes in such work which may become reasonably necessary or advisable, other than substantial changes, without approval of Tenant, provided notice is promptly given to Tenant and Landlord may make substantial changes in such work, with the written approval of Tenant, which Tenant agrees will not be unreasonably withheld. Landlord shall use reasonable efforts to cause Landlord's Work to be substantially completed by the Landlord Work Substantial Completion Date, subject to the provisions of Section 9.5 hereof. If Landlord shall for any reason other than acts or failures to act of tenant or acts of God or


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other causes described in Section 9.5 fail to have substantially completed
Landlord's Work on or before the Outside Delivery Date, then, while either such failure continues but in no event later than the 30th day following the Landlord Work Outside Delivery Date, Tenant shall have the right to terminate this Lease by giving notice of such termination to Landlord, and this Lease shall thereupon terminate. Such right of termination shall be the only remedy, either at law or in equity, available to Tenant in the event of Landlord's failure to complete Landlord's work at the time above specified. Landlord shall provide a one-year warranty or all aspects of Landlord's Work. In addition, upon notice from Tenant, Landlord will allow Tenant to avail itself and obtain the benefit of any of Landlord's unexpired manufacturer's warranties, and will reasonably cooperate with Tenant in so doing.

3.2 TENANT WORK. Tenant will prepare and submit to Landlord plans for Tenant's buildout. Landlord will have reasonable approval rights (e.g. Landlord can disapprove only if the improvements conflict with base building or laws, ordinances or codes governing the building).

Tenant may select the contractor, who will be subject to Landlord's reasonable approval. Landlord may also bid for this work under a separate contract. If Landlord is the successful bidder it will give Tenant a $15.00 p.s.f. credit on the buildout contract.

Upon substantial completion of Tenant's Work, Landlord will pay to Tenant (or credit its account) a Tenant Improvement Allowance of Fifteen Dollars ($15.00) per square foot) if Landlord is not selected as Tenant improvement contractor.

During the period of occupancy of the Premises by Tenant prior to the Commencement Date, no rent shall accrue or be payable, but otherwise such occupancy shall be subject to the terms, covenants, conditions and provisions contained in this Lease, including without limitation requirements with respect to insurance.

3.3 GENERAL PROVISIONS APPLICABLE TO CONSTRUCTION. All construction work required or permitted by this Lease, whether by Landlord or by Tenant, shall be done in a good and workmanlike manner and in compliance with all applicable laws and all lawful ordinances, regulations and orders of governmental authority and insurers of the Building. Either party may inspect the work of the other at reasonable times and shall promptly give notice of observed defects.

3.4 CONSTRUCTION REPRESENTATIVES. Each party authorizes the other to rely in connection with plans and construction upon approval and other actions on the party's behalf by any Construction Representative of the party named in Section
1.1 or any person hereafter designated in substitution or addition by notice to the party relying.

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                                   ARTICLE IV
                                      RENT

4.1 THE FIXED RENT. Tenant covenants and agrees to pay Fixed Rent to Landlord at the Original Address of Landlord or at such other place or to such other person or entity as Landlord may by notice to Tenant from time to time direct, at the Annual Fixed Rent Rate, in equal installments of 1/12th of the Annual Fixed Rent Rate in advance on the first day of each calendar month included in the Term; and for any portion of a calendar month at the beginning or end of the Term, at that rate payable in advance for such portion. Tenant's obligation to pay Fixed Rent and other payments hereunder is not subject to any deduction or setoff.

4.2 ADDITIONAL RENT. In order that the Fixed Rent shall be absolutely net to Landlord, Tenant covenants and agrees to pay, as Additional Rent, the taxes, betterment assessments, insurance costs, maintenance costs and utility charges with respect to the Premises and the Building as provided in this Section 4.2 Any delay in billings does not eliminate the obligation of Tenant to pay such items of Additional Rent. Landlord will provide to Tenant reasonable documentation necessary for Tenant to pay and evaluate such billings.

4.2.1 REAL ESTATE TAXES. Landlord will request that the Project be assessed by the Town of Framingham as a Separate tax lot. Tenant shall pay as Additional Rent, directly to the Landlord: all taxes, assessments (special or otherwise), levies, fees, water and sewer rents and charges, and all other government levies and charges, general and special, ordinary and extraordinary, forseen and unforseen, which are, at any time during the Term hereof, imposed or levied upon or assessed against (A) the Project, (B) any Fixed Rent, Additional Rent or other sum payable hereunder or (C) this Lease, or the leasehold estate hereby created, or which arise in respect to the operation, possession or use of the Premises; (ii) all gross receipts or similar taxes imposed or levied upon, assessed against or measured by any Fixed Rent, Additional Rent or other sum payable hereunder; (iii) all sales, value added, use and similar taxes at any time levied, assessed or payable on account of the acquisition, leasing or use of the Premises; and (iv) all charges for utilities furnished to the Premises which may become a lien on the Premises (collectively "taxes and assessments" or if singular "tax or assessment"). Betterment assessments and interest thereon shall be apportioned equally over the longest period permitted by law. For purposes hereof, the taxes and assessments imposed against the Premises shall be Tenant's Proportionate Fraction of the taxes imposed against the Land and Building as of the date of assessment for the particular tax year. For each tax or assessment period wholly included in the Term, all such payments shall be made by Tenant not less than ten days prior to the last date on which the same may be paid without interest or penalty; provided that Landlord promptly provides to tenant a copy of the notice of the amount of such payment due (which notice shall include a copy of the invoice from the applicable municipal or other government authority); and also provided that for any fraction of a tax or assessment period, or installment period thereof, included in the Term at the beginning or end thereof, Tenant shall pay to Landlord, within ten (10) days after receipt of invoice with a copy of municipal bill attached therefor, the fraction of taxes and assessments so levied or assessed or becoming payable which is allocable to such included period. Tenant shall promptly after

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payment thereof furnish Landlord proof of payment of all items in this Section
4.2.1 which are payable by Tenant. Tenant shall have the right to contest the Town of Framingham's Valuation of the Project and Landlord will cooperate generally with Tenant in so doing.

Nothing contained in this Lease shall, however, require Tenant to pay any franchise, corporate, estate, inheritance, succession, capital levy or transfer tax of Landlord, or any income, profits or revenue tax or charge upon the rent payable by Tenant under this Lease (other than any tax referred to in clause
(ii) above) unless (a) such tax is imposed, levied or assessed in substitution for any other tax or assessment which Tenant is required to pay pursuant to this
Section 4.2.1, or (b) if at any time during the term of this Lease, the method of taxation shall be such that there shall be levied, assessed or imposed on Landlord a capital levy or other tax directly on the rents received from the Premises and/or any tax or assessment measured by or based, in whole or in part, upon such rents or measured in whole or in part by income from the Premises, or upon the value of the Premises or any present or future improvement or improvements on the Premises, then all such taxes and assessments or the part thereof so measured or based ("Substitute Taxes"), shall be payable by Tenant, Tenant's obligation with respect to the aforesaid Substitute Taxes shall be limited to the amount thereof as computed at the rates that would be payable if the Premises were the only property of Landlord. Landlord shall promptly furnish to Tenant a copy of any notice of any public, special or betterment assessment received by Landlord concerning the Premises.

       4.2.2 INSURANCE. Tenant shall, as Additional Rent, take out and maintain throughout the Term commercial general liability insurance and insurance against loss of rents indemnifying Landlord and Tenant against all claims and demand for any injury to person or property which may be claimed to have occurred on the Premises, in amounts which shall, at the beginning of the Term, be at least equal to the limits set forth in Section 1.1 and, from time to time during the Term, shall be for such higher limits, if any, as are customarily carried in the area in which the Premises are located on property similar to the Premises and used for purposes similar to those of Tenant's; and workmen's compensation insurance with statutory limits covering all of Tenant's employees working on the Premises.

       4.2.2.1 Landlord shall take out and maintain during the Term, property insurance in the amount of the full replacement lost of the Project including Base Building Work and Tenant Work after notice from Tenant as to the cost of same. Tenant shall reimburse Landlord for the cost of Landlord's property insurance in the amount of the full replacement cost of the Project, Liability Insurance, and the cost of insurance against such other hazards as may from time to time be reasonably required by Landlord or any bank, insurance company or other lending institution holding a mortgage on the Project, provided that such insurance is customarily carried in the area in which the Project is located on property similar to the Project and used for similar purposes. (The Landlord's deductible under such policies must be commercially reasonable).

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       4.2.2.2 Policies for insurance required under the provisions of Section
4.2.2 shall, in case of loss, be first payable to the holders of any mortgages on the Project under a standard of any mortgage or with Landlord, as Landlord may elect. All policies for insurance required under the provisions of Section
4.2.2 shall be obtained from responsible companies qualified to do business in the Commonwealth of Massachusetts (best rated-A or better) and in good standing therein, which companies and the amount of insurance allocated thereto shall be subject to Landlord's reasonable approval. Tenant agrees to furnish Landlord with policies of all such insurance or certificates thereof prior to the beginning of the Term hereof, and renewal policies or certificates thereof at least thirty (30) days prior to the expiration of the policy it renews. Each such policy shall be non-cancellable with respect to the interest of Landlord and mortgagees without at least thirty (30) days prior written notice thereto.

       4.2.2.3 All insurance which is carried by Tenant or Landlord with respect to the Premises or to furniture, furnishings, fixtures or equipment or other Tenant therein or alterations or improvements thereto, whether or not required, shall include provisions which either designate the other party as one of the insured or deny to the insurer acquisition by subrogation of rights of recovery against the other party to the extent such rights have been waived by the insured party prior to occurrence of loss or injury, insofar as, and to the extent that, such provisions may be effective without making it impossible to obtain insurance coverage from responsible companies qualified to do business in the Commonwealth of Massachusetts (even though extra premium may result therefrom). In the event that extra premium is payable by either party as a result of this provision, the other party shall reimburse the party paying such premium the amount of such extra premium. If at the request of one party, this non-subrogation provision is waived, then the obligation of reimbursement under the preceding sentence shall cease for such period of time as such waiver shall be effective, but nothing contained in this Section 4.2.2.3 shall derogate from or otherwise affect releases elsewhere herein contained of either party for claims. Each party shall be entitled to have duplicates or certificates of any policies containing such provisions. Each party hereby waives all rights of recovery against the other for loss of injury against which the waiving party is protected by insurance containing said provisions, reserving, however, any rights with respect to any excess of loss or injury over the amount recovered by such insurance. Tenant shall not acquire as insured under any insurance carried on the Building or the Premises any right to participate in the adjustment of loss or to receive insurance proceeds and agrees upon request promptly to endorse and deliver to Landlord any checks or other instruments in payment of loss in which Tenant is named as payee.

       4.2.3 UTILITIES. Tenant shall pay as Additional Rent directly to the proper authorities charged with the collection thereof all charges for water, sewer, gas, electricity, telephone and other utilities or services used or consumed on the Premises, whether called charge, tax, assessment, fee or otherwise, including, without limitation, water and sewer use charges and taxes, if any, all such charges to be paid as the same from time to time become due.


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Except as otherwise provided in Exhibit B for the installation thereof, it is understood and agreed that Tenant shall make its own arrangements for such utilities and that Landlord shall be under no obligation to furnish any utilities to the Premises and shall not be liable for any interruption or failure in the supply of any such utilities to the Premises, provided, however, that Landlord shall act with due diligence to restore utilities to the Premises as soon as is reasonably possible after interruption.

       4.2.4 MAINTENANCE AND EXPENSES. Tenant shall pay as Additional Rent directly to contractors of its choice all payments relating to the maintenance and operation of the grounds, services, and physical plant of the Project, including without limitation the cost of operating, maintaining and repairing the grounds and facilities within the Project (such as, but not limited to, snow plowing of parking areas including the parking lot and sidewalks of the Building, landscaping, and lighting, with respect to the Project, air duct, heating, electrical, plumbing and other utility systems serving the Project, the maintenance and repair of the Building exterior and structure) and all other reasonable and necessary expenses paid in connection with the operation, cleaning, maintenance, repair and operation of the Project, provided, however, that maintenance and expenses shall exclude all capital improvements and any repair and maintenance obligations of Landlord under this Lease. Landlord will bill Tenant directly for Landlord's Liability and Property Insurance in regard to the Project and Tenant shall pay all such sums billed to Tenant within Twenty
(20) days thereof.

       4.2.5 PAYMENTS ON ACCOUNT OF TAXES, INSURANCE. Tenant shall pay to Landlord as Additional Rent, within Thirty (30) days of billing by Landlord, such amounts as Landlord may reasonably determine will be sufficient to provide in the aggregate funds adequate to pay all amounts to be paid by Tenant pursuant to Section 4.2.2 as and when such amounts become due and payable, and all such payments under this Section shall to the extent thereof relieve Tenant of its obligations under said Section.

       4.3 LATE PAYMENT OF RENT. If any installment of Fixed Rent is paid more than five (5) days after the date the same was due ("Late Payment"), and this late payment of Fixed Rent hall occur more than twice during the twelve consecutive months, then all future late Fixed Rent payments within the next twelve (12) month period shall bear interest from the due date at the prime commercial rate of Fleet Bank, as it may be adjusted from time to time, plus two percent per annum, or, in the event of Tenant's default under clauses (b) through (f) inclusive of Section 7.1 plus four percent per annum, but in no event more than the maximum rate of interest allowed by law, the payment of which shall be Additional Rent.

                                    ARTICLE V
                          TENANT'S ADDITIONAL COVENANTS

       5.1 AFFIRMATIVE COVENANTS. Tenant covenants at its expense at all times during the Term and for such further time as Tenant occupies the Premises or any part thereof:

       5.1.1 PERFORM OBLIGATIONS. To perform promptly all of the obligations of Tenant set forth in this Lease; and to pay when due the Fixed Rent and Additional

Rent and all charges, rates and other sums which by the terms of this Lease are to be paid by Tenant.

       5.1.2 USE. To use the Premises only for the Permitted Uses, and from time to time to procure all licenses and permits necessary therefor, at Tenant's sole expense.

       5.1.3 REPAIR AND MAINTENANCE. Except as otherwise in Article VI, to keep the Premises and all heating, plumbing, electrical, air-conditioning, mechanical and other fixtures and equipment now or hereafter on the Premises, or servicing the Premises exclusively, in the same order, condition and repair as delivered to Tenant on the Commencement Date, reasonable use and wear, damage by fire and casualty or by eminent domain only excepted; and to make all repairs and replacements and to do all other work necessary for the foregoing purposes whether the same may be ordinary or extraordinary, forseen or unforseen. Landlord shall be responsible for repairs and maintenance and replacement of the roof, the exterior load bearing walls, the building's structural columns and beams, elevators and the Building's base building utility systems built by Landlord. Tenant shall pay for routine maintenance and repairs of all those items, but not for any costs of replacing them. Tenant shall secure, pay for and keep in force contracts with appropriate and reputable service companies and/or utilize qualified employees providing for the regular maintenance of the heating and air-conditioning systems and copies of any such contracts shall be furnished to Landlord.

       5.1.4 COMPLIANCE WITH LAW. To make all repairs, alterations, additions or replacements to the Premises required by law or ordinance or any order or regulation of any public authority; to keep the Premises equipped with all safety appliances so required; to pay all municipal, county, or state taxes assessed against the leasehold interest hereunder, or against personal property of any kind on or about the Premises; and to comply with the orders and regulations of all governmental authorities with respect to zoning, building, environmental, fire, health and other codes, regulations, ordinances or laws applicable to the Premises and Tenant's use thereof.

       5.1.5 TENANT'S WORK. To procure at Tenant's sole expense all necessary permits and licenses before undertaking any work on the Premises; to do all such work in compliance with the applicable provisions of Section 3.2 and 5.2.3 hereof; to do all such work in a good and workmanlike manner employing materials of good quality and so as to conform with all applicable zoning, building, environmental, fire, health and other codes, regulations, ordinances and laws; to pay promptly when due the entire cost of any work on the Premises undertaken by Tenant so that the Premises shall at all times be free of liens for labor and materials; to employ for such work one or more responsible contractors whose labor will work without interference with other labor working on the Premises; to require such contractors employed by Tenant to carry workmen's compensation insurance in accordance with statutory requirements and comprehensive public liability insurance covering such contractors on or about the Premises in amounts that at least equal the limits set forth in Section 1.1 and to submit certificates evidencing such coverage to Landlord prior to the commencement of such work;

and to save Landlord harmless and indemnified from all injury, loss, claims or damage to any person or property occasioned by or growing out of such work.

       5.1.6 INDEMNITY. Tenant shall defend, with Counsel approved by Landlord which consent of Landlord shall not be unreasonably withheld, all actions, against Landlord, any partner, trustee, stockholder, officer, director, employee or beneficiary of Landlord, holders of mortgages secured by the Premises and any other party having an interest in the Premises (indemnified Parties) with respect to, and shall pay, protect, indemnify and save harmless, to the extent permitted by law, all Indemnified Parties from and against, any and all liabilities, losses, damages, costs, expenses (including reasonable attorneys' fees and expenses), causes of action, suits, claims, demands or judgments of any nature (a) to which any Indemnified Party is subject because of its estate or interest in the Premises as a result of Tenant's negligence or the negligence of Tenant's agents, contractors, licensees, sublessees or invitees or (b) arising from (i) injury to or death of any person, or damage to or loss of property, on the Premises, or connected with the use, condition or occupancy occasioned by Tenant's negligence or the negligence of its agents, contractors, licensees, sublessees or invitees, (ii) violation of this Lease, and (iii) any act, fault, omission, or other misconduct of Tenant (or its agents, contractors, licensees, sublessees or invitees. In no event shall Tenant be obligated to indemnify Landlord or any indemnified party to the extent the liability arose due to the negligent acts or omission of Landlord or such indemnified party.

       5.1.7 LANDLORD'S RIGHT TO ENTER. To permit Landlord and its agents to enter into the Premises upon reasonable prior notice at reasonable times to examine the Premises, to make such repairs and replacements as Landlord may elect, without however, any obligation to do so, and to show the Premises to prospective purchasers and lenders, and, during the last six months of the Term, to keep affixed in suitable places notices of availability of the Premises and to show the Premises to prospective tenants.

       5.1.8 PERSONAL PROPERTY AT TENANT'S RISK. All of the furnishings, fixtures, equipment, effects and property of every kind, nature and description of Tenant and of all persons claiming by, through or under Tenant which, during the continuance of this Lease or any occupancy of the Premises by Tenant or anyone claiming under Tenant, may be on the Premises, shall be at the sole risk and hazard of Tenant and if the whole or any part thereof shall be destroyed or damaged by fire, water or otherwise, or by the leakage or bursting of water pipes, steam pipes, or other pipes, by theft or from any other cause, no part of said loss or damage is to be charged to or to be borne by Landlord, except that Landlord shall in no event be indemnified or held harmless or exonerated from any liability to Tenant or to any other person, for any injury, loss, damage or liability to the extent prohibited by law.

       5.1.9 PAYMENT OF LANDLORD'S COST OF ENFORCEMENT. To pay on demand Landlord's expenses, including reasonable attorneys' fees, incurred in enforcing any obligation of Tenant under this Lease or in curing any default by Tenant under this Lease as provided in Section 7.4.

       5.1.10 YIELD UP. At the expiration of the Term or earlier termination of this Lease: to surrender all keys to the Premises, to remove all of its trade fixtures and personal property in the Premises (exclusive of installations and improvements to the Premises), to remove such installations and improvements made by Tenant as Landlord may request and all Tenant's signs wherever located, to repair all damage caused by such removal (including capping or otherwise securing electrical and plumbing lines) and to yield up the Premises (including all installations and improvements made by Tenant except for trade fixtures and such of said installations or improvements as Landlord shall request Tenant to remove at the time Landlord approves the installation or improvement) broom-clean and in the same order and repair in which Tenant is obliged to keep and maintain the Premises by the provisions of this Lease, reasonable wear and tear , damage by fire and casualty or by eminent domain or by failure of Landlord to perform its explicit repair and maintenance obligations under the Lease only excepted. Any property not so removed shall be deemed abandoned and may be removed and disposed of by Landlord in such manner as Landlord shall determine and Tenant shall pay Landlord the entire cost and expense incurred by it in effecting such removal and disposition and in making any incidental repairs and replacements to the Premises and for use and occupancy during the period after the expiration of the Term and prior to Tenant's performance of its obligations under this Section 5.1.10. Tenant shall further indemnify Landlord against all loss, cost and damage resulting from Tenant's failure and delay in surrendering the Premises as above provided.

       5.1.11 ESTOPPEL CERTIFICATE. Upon not less than fifteen (15) days' prior notice by Landlord, to execute, acknowledge and deliver to Landlord a statement in writing certifying that this Lease is unmodified and in full force and effect and that Tenant has no defenses, offsets or counterclaims against its obligations to pay the Fixed Rent and Additional Rent and any other charges and to perform its other covenants under this Lease (or, if there have been any modifications, that the same is in full force and effect as modified and stating the modifications, and, if there are any defenses, offsets or counterclaims, setting them forth in reasonable detail), the dates to which the Fixed Rent and Additional Rent and other charges have been paid and a statement that Landlord is not in default hereunder to the best of Tenant's knowledge (or if in default, the nature of such default, in reasonable detail). Any such statement delivered pursuant to this Section 5.1.12 may be relied upon by any prospective purchaser or mortgagee of the Premises, or any prospective assignee of any such mortgage. Landlord will use reasonable efforts to provide to Tenant on Tenant's Lender a similar Estoppel document provided however, that Landlord's failure to so provide shall not be deemed a default of Landlord under this Lease.

         5.1.12 LANDLORD'S EXPENSES RE CONSENTS. To reimburse Landlord promptly on demand for all reasonable legal expenses and costs incurred by Landlord in connection with all requests by Tenant for consent or approval hereunder.

       5.1.13 PROTECTIVE COVENANTS. To comply with the Protective Covenants set forth in Exhibit C.

       5.2 NEGATIVE COVENANTS. Tenant covenants at all times during the Term and for such further time as Tenant occupies the Premises or any part thereof:

       5.2.1 ASSIGNMENT AND SUBLETTING. Not to assign, transfer, mortgage or pledge this Lease or to grant a security interest in Tenant's rights hereunder or in any installations or improvements which are or may become part of the Premises or the Building, or to sublease (which term shall be deemed to include the granting of concessions and licenses and the like) all or any part of the Premises or suffer or permit this Lease or the leasehold estate hereby created or any other rights arising under this Lease to be assigned, transferred or encumbered, in whole or in part, whether voluntarily, involuntarily or by operation of law, or permit the occupancy of the Premises by anyone other than Tenant; provided however that Tenant may assign this Lease or sublet any portion or all of the Premises provided Tenant obtains the prior written approval of Landlord, which shall not be unreasonably withheld, and notwithstanding the foregoing Landlord's consent shall not be required for any assignment or sublet of the Lease to any corporation, partnership, trust, association or other business organization directly or indirectly controlling or controlled by or under common control with Tenant or to any successor by merger, consolidation or acquisition of all or substantially all of the assets or captial stock of Tenant. Any attempted assignment, transfer, mortgage, pledge, grant of security interest, sublease or other encumbrance, except as permitted by the immediately preceding sentence shall be void. No assignment, transfer, mortgage, grant of security interest, sublease or other encumbrance, whether or not approved, and no indulgence granted by Landlord to any assignee or sublessee, shall in any way impair the continuing primary liability (which after an assignment shall be joint and several with the assignee) of Tenant hereunder, and no approval in a particular instance shall be deemed to be a waiver of the obligation to obtain Landlord's approval in any other case.

       If for any assignment or sublease Tenant receives rent or other consideration, either initially or over the term of the assignment or sublease, in excess of the rent called for hereunder, or in case of sublease of part, in excess of such rent fairly allocable to the part, after appropriate adjustments to assure that all other payments called for hereunder are appropriately taken into account, to pay to Landlord as Additional Rent one half (1/2) of the excess of each such payment of rent or other consideration received by Tenant promptly after its receipt. Tenant shall reimburse Landlord promptly for its expenses, if any, including reasonable attorneys' fees, in reviewing any proposed sublease or assignment hereunder.

       5.2.2 OVERLOADING AND NUISANCE. Not to injure, overload, deface or otherwise harm the Premises; nor install any fixture or equipment which would overload or unduly burden the electrical or other mechanical services of the Building; nor commit any nuisance; nor permit the emission of any objectionable noise or odor; nor make, allow or suffer any waste; nor make any use of the Premises which is improper, offensive or contrary to any law or ordinance or which will invalidate any of Landlord's insurance.

       5.2.3 INSTALLATION, ALTERATIONS OR ADDITIONS. Not to make any installations, alterations or additions in, to or on the Premises other than those items installed pursuant to Tenant's initial approved Improvements under this Lease nor to permit the making of any holes in the walls, partitions, ceilings or floors costing in excess of $50,000.00 (which cost shall not exceed $50,000.00) without on each occasion obtaining the prior written consent of Landlord, and then only pursuant to plans and specifications approved by Landlord in advance in each instance. Notwithstanding the foregoing, to the extent any alteration, addition, or installation to the Premises which costs $50,000.00 or less is inconsistent or incompatible with the use of the Premises for its permitted use or as typical suburban first class office building, Tenant shall bear the sole cost and expense of removing such inconsistent or incompatible installations, alterations and addition at the end of the Lease term or earlier termination thereof.

                                   ARTICLE VI
                               CASUALTY OR TAKING

       6.1 TERMINATION. In the event that the Premises, or any material part of the Premises or the Building shall be taken by any public authority or for any public use, or shall be destroyed or damaged by fire or casualty, or by the action of any public authority, then this Lease may be terminated at the election of Landlord. Such election, which may be made notwithstanding the fact that Landlord's entire interest may have been divested, shall be made by the giving of written notice by Landlord to Tenant within sixty (60) days after the right of election accrues. In the event Landlord does not give said notice to Tenant within said sixty (60) day period, and Tenant makes at least one written inquiry during the thirty (30) day period following Landlord's sixty (60) day decision period and Tenant still receives no written decisions from Landlord, then in that event, Tenant shall have the right to terminate this Lease.

       6.2 RESTORATION. If Landlord does not exercise said election, this Lease shall continue in force and a just proportion of the rent reserved, according to the nature and extent of the damages or taking sustained by the Premises, but not in excess of the net proceeds of insurance recovered by Landlord under the insurance carried by Landlord pursuant to Section 4.2.2.l, and made available to Landlord for restoration. If Landlord's lender receives all Landlord's insurance proceeds, Tenant shall be able to terminate this Lease if Landlord or Landlord's Lender does not rebuild. If Landlord or Landlord's Lender does not terminate, they must restore the building within six months from issuance of a building permit, or Tenant may terminate. If any material damage occurs during the last year of the Lease Term, either Landlord or Tenant can terminate this Lease. The loss of Twenty (20%) percent or more of parking spaces should be deemed "material damage". The minimum rental due and payable shall be suspended or abated until the Premises, or what may remain thereof, shall be restored to substantially the condition the Premises were in prior to the damages today which Landlord covenants to do with reasonable diligence to the extent permitted by the net proceeds of insurance recovered or damages awarded for such taking, destruction or damage and subject to applicable laws, ordinances, codes and regulations then in existence. "Net proceeds of insurance recovered or damages awarded" refers to the gross amount of such insurance or damages less the reasonable expenses of

Landlord in connection with the collection of the same, including without limitation, fees and expenses for legal and appraisal services.

       6.3 AWARD Irrespective of the form in which recovery may be had by law, except for Tenant's relocation expenses and any award for Tenant's personal property and fixtures, all rights to damages or compensation shall belong to Landlord in all cases whether or not the Lease is terminated. Tenant hereby grants to Landlord all of Tenant's rights to such damages and covenants to deliver such further assignments thereof as Landlord may from time to time request.

                                   ARTICLE VII
                      DEFAULTS - Subject to further comment

       7.1 EVENTS OF DEFAULT. (a) If Tenant shall default in the performance of any of its obligations to pay the Fixed Rent hereunder, and such failure shall continue for Five (5) business days, or Additional Rent hereunder within twenty
(20) days of invoice, provided however, that Tenant may pay Fixed Rent ten (10) days after the date such fixed rent payment is due twice in any twelve (12) month period without being in default, or if within thirty (30) days after notice from Landlord to Tenant specifying any other default or defaults Tenant has not commenced diligently to correct the default or defaults so specified or has not thereafter diligently pursued such correction to completion, or (b) if any assignment shall be made by Tenant or any guarantor of Tenant for the benefit of creditors, or (c) if Tenant's leasehold interest shall be taken on execution, or (d) if a lien or other involuntary encumbrance is filed against Tenant's leasehold interest or Tenant's other property, including said leasehold interest, and is not discharged within sixty (60) days thereafter or (e) if a petition is filed by Tenant or any guarantor of Tenant for liquidation, or for reorganization or an arrangement under any provision of the Bankruptcy Code as then in force and effect, or (f) if an involuntary petition under any of the provisions of said Bankruptcy Code is filed against tenant or any guarantor of Tenant and such involuntary petition is not dismissed within sixty (60) days thereafter, then, and in any of such cases, Landlord and the agents and servants of Land lawfully may, in addition to and not in derogation of any remedies for any preceding breach of covenant, immediately or any time thereafter for so long as the Event of Default remains uncured during cure period and with or without process of law enter into and upon the Premises or any part thereof in the name of the whole or mail a notice of termination addressed to Tenant, and repossess the same as of Landlord's former estate and expel Tenant and those claiming through or under Tenant and remove its and their effects without being deemed guilty of any manner of trespass and without prejudice to any remedies which might otherwise be used for arrears of rent or prior breach of covenant, and upon such entry or mailing as aforesaid this Lease shall terminate, Tenant hereby waiving all statutory rights (including without limitation rights of redemption, if any, to the extent such rights may be lawfully waived) and Landlord, without notice to Tenant, may store Tenant's effects, and those of any person claiming through or under Tenant at the expense and risk of tenant, and, if Landlord so elects, may sell such effects at public auction or private sale and apply the net proceeds to the payment of all sums due to Landlord from Tenant, if any, and pay over the balance, if any, to Tenant. In addition, Landlord must attempt to relet the space to third parties in order to mitigate Tenant's damages.

       7.2 REMEDIES. In the event that this Lease is terminated under any of the provisions contained in Section 7.1 or shall be otherwise terminated for breach of any obligation of tenant, Tenant covenants to pay forthwith to Landlord, as compensation, the excess of the total rent reserved for the residue of the Term over the fair rental value of the Premises for the said residue of the Term, if leased. In calculating the rent reserved there shall be included, in addition to the Fixed Rent and Additional Rent, the value of all other considerations agreed to be paid or performed by Tenant for said residue. Tenant further covenants as additional and cumulative obligations after any such termination to pay punctually to Landlord all the sums and to perform all the obligations which Tenant covenants in this Lease to pay and to perform in the same manner and to the same extent and at the same time as if this Lease had not been terminated. In calculating the amounts to be paid by Tenant pursuant to the next preceding sentence Tenant shall be credited with any amount paid to Landlord as compensation as in this section 7.2 provided and also with the net proceeds of any rent obtained by Landlord by reletting the Premises, after deducting all Landlord's reasonable expenses in connection with such reletting, including, without limitation, all repossession costs, rental payments for fixturing periods or other free rental periods, if any, under this lease, brokerage commissions, fees for legal services and expenses of preparing the Premises for such reletting, it being agreed by tenant that Landlord may (i) relet the Premises or any part or parts thereof, for a term or terms which may at Landlord's option be equal to or less than or exceed the period which would otherwise have constituted the balance of the Term and may grant such concessions and free rent as Landlord in its reasonable judgment considers advisable or necessary to relet the same and (ii) make such alterations, repairs and decorations in the Premises as Landlord in its reasonable judgment considers advisable or necessary to relet the same, and no action of Landlord in accordance with the foregoing or failure to relet or to collect rent under reletting shall operate or be construed to release or reduce Tenant's liability as aforesaid.

       In lieu of any other damages or indemnity and in lieu of full recovery by Landlord of all sums payable under all the foregoing provisions of this Section 7.2, Landlord may by notice to Tenant, at any time after this Lease is terminated under any of the provisions contained in Section 7.1 or is otherwise terminated for breach of any obligation of Tenant and before such full recovery, elect to recover, and Tenant shall thereupon pay, as liquidated damages, an amount equal to the aggregate of the Fixed Rent accrued in the shorter of (a) the twelve (12) months ended next prior to such termination or(b) the number of months remaining in the Term, plus the amount of rent of any kind accrued and unpaid at the time of termination and less the amount of any recovery by Landlord under the foregoing provisions of this Section 7.2 up to the time of payment of such liquidated damages.

       Nothing contained in this Lease shall, however, limit or prejudice the right of Landlord to prove for and obtain in proceedings for bankruptcy or insolvency by reason of the termination of this Lease, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, the damages are to be proved, whether or not the amount be greater than, equal to, or less than the amount of the loss or damages referred to above.

       7.3 REMEDIES CUMULATIVE. Any and all rights and remedies which Landlord may have under this Lease, and at law and equity, shall be cumulative and shall not be deemed inconsistent with each other, and any two or more of all such rights and remedies may be exercised at the same time insofar as permitted by law.

       7.4 LANDLORD'S RIGHT TO CURE DEFAULTS - Landlord may, but shall not be obligated to, cure, at any time, following ten (10) days' prior notice to Tenant, except in cases of emergency when no notice shall be required, any default by Tenant under this Lease; and whenever Landlord so elects, all costs and expenses incurred by Landlord, including reasonable attorneys' fees, in curing a default shall be paid by Tenant to Landlord as Additional Rent on demand, together with interest thereon at the rate provided in Section 4.3 from the date of payment by Landlord to the date of payment by Tenant.

       7.5 EFFECT OF WAIVERS OF DEFAULT. Any consent or permission by Landlord to any act or omission which otherwise would be a breach of any covenant or condition herein, or any waiver by Landlord of the breach of any covenant or condition herein, shall not in any way be held or construed (unless expressly so declared) to operate so as to impair the continuing obligation of any covenant or condition herein, or otherwise, except as to the specific instance, operate to permit similar acts or omissions.

       The failure of Landlord to seek redress for violation of, or to insist upon the strict performance of, any covenant or condition of this Lease shall not be deemed a waiver of such violation, from having all the force and effect of an original violation. The receipt by Landlord of rent with knowledge of the breach of any covenant of this Lease shall not be deemed to have been a waiver of such breach by Landlord, or by Tenant, unless such waiver be in writing signed by the party to be charged. No consent of waiver, express or implied, by Landlord to or of any breach of any agreement or duty shall be construed as a waiver or consent to or of any other breach of the same or any other agreement or duty.

       7.6 NO ACCORD AND SATISFACTION. No acceptance by Landlord of a lesser sum than the Fixed Rent, Additional Rent or any other charge then due shall be deemed to be other than on account of the earliest installment of such rent or charge due, unless Landlord elects by notice to Tenant to credit such sum against the most recent installment due, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent or other charge be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such installment or pursue any other remedy in this Lease provided.

                                  ARTICLE VIII

       8.1 RIGHTS OF MORTGAGE HOLDERS. The word "mortgage" as used herein includes mortgages, deeds of trust or other similar instruments evidencing other voluntary liens or encumbrances, and modifications, consolidations, extensions, renewals, replacements and substitutes thereof. The word "holder" shall mean a mortgagee, and any subsequent holder or holders of a mortgage. Until the holder of a mortgage shall enter and take possession of the Premises for the purpose of foreclosure, such holder shall have only such rights of Landlord as are necessary to preserve the integrity of this Lease as security. Upon entry and taking possession of the Premises for the purpose of foreclosure, such holder shall have all the rights of Landlord. Notwithstanding any other provision of this Lease to the contrary, including without limitation Section 9.4, no such holder of a mortgage shall be liable either as mortgagee or as assignee, to perform, or be liable in damages for failure to perform, any of the obligations of Landlord unless and until such holder shall enter and take possession of the Premises for the purpose of foreclosure, or shall be deemed to be a Mortgagee in possession under Massachusetts Law and such holder shall not in any event be liable to perform or for failure to perform the obligations of Landlord under
Section 3.1. Upon entry for the purpose of foreclosure or shall be deemed to be a mortgagee possession under Massachusetts Laws, and such holder shall be liable to perform all of the obligations of Landlord (except for the obligations under Section 3.1), subject to and with the benefit of the provisions of Section 9.4, provided that a discontinuance of any foreclosure proceeding shall be deemed a conveyance under said improvisions to the owner of the equity of the Premises. No Fixed Rent, Additional Rent or any other charge shall be paid more than thirty (30) days prior to the due dates thereof and payments made in violation of this provision shall (except to the extent that such payments are actually received by a mortgagee in possession or in the process or foreclosing its mortgage) be a nullity as against such mortgagee and Tenant shall be liable for the amount of such payments to such mortgagee.

The covenants and agreements contained in this Lease with respect to the rights, powers and benefits of holder of a mortgage (including, without limitation, the covenants and agreements contained in this Section 8.1) constitute a continuing offer to any person, corporation or other entity, which by accepting a mortgage subject to this Lease, assumes the obligations herein set forth with respect to such holder; such holder is hereby constituted a party of this Lease as an obligee hereunder to the same extent as though its name were written hereon as such; and such holder shall be entitled to enforce such provisions in its own name. Tenant agrees on request of Landlord to execute and deliver from time to time any agreement which may be necessary to implement the provisions of this
Section 8.1.

       8.2 SUPERIORITY OF LEASE; OPTION TO SUBORDINATE. This Lease shall be subordinate to any construction mortgage, at the option of the construction mortgagee, and to any other voluntary lien or other encumbrance on the Premises. This Lease will be superior to any such construction mortgage only after the Commencement Date of this Lease. Landlord shall have the option to subordinate this lease to any permanent first mortgage of the Premises provided that the holder of record thereof enters into an agreement with Tenant by the terms of which such holder will agree to recognize the rights of Tenant under this Lease and to accept

Tenant as tenant of the Premises under the terms and conditions of this Lease in the event of acquisition of title by such holder through foreclosure proceedings or otherwise and Tenant will agree to recognize the holder of such mortgage as Landlord in such event, which agreement shall be made expressly to bind and inure to the benefit of the successors and assigns of Tenant and of the holder and upon anyone purchasing said Premises at any foreclosure sale. Tenant and Landlord agree to execute and deliver any appropriate instruments necessary to carry out the agreements contained in this Section 8.2. Any such mortgage to which this Lease shall be subordinated may contain such terms, provisions and conditions as the holder deems usual or customary. Landlord agrees to provide Tenant evidence of such from Landlord's Lender within a reasonable time of the execution of this Lease, or refinancing of the Project by a Subordination Non Disturbance and Attornment Agreement mutually agreed to between Tenant and Landlord's Lender.

       8.3 LEASE AMENDMENTS. Tenant agrees to make such changes in this Lease as may be reasonably required by the holder of any mortgage upon the Project, or any institution which may purchase all or a substantial part of Landlord's interest in the Project, provided that such changes may not increase the Fixed Rent or other payments due hereunder or otherwise materially affect the obligations of Tenant hereunder.

                                   ARTICLE IX
                            MISCELLANEOUS PROVISIONS

       9.1 NOTICES FROM ONE PARTY TO THE OTHER. All notices required or permitted hereunder shall be in writing and addressed, if to the Tenant, at the Original Address of Tenant (with a copy to such address to the attention of General Counsel), or such other address as Tenant shall have last designated by notice in writing to Landlord and, if to Landlord, at the Original Address of Landlord or such other address as Landlord shall have last designated by notice in writing to Tenant. Any notice shall be deemed duly given when mailed to such address postage prepaid, registered or certified mail, return receipt requested, or when delivered to such address by hand, with proper receipt received from Tenant.

       9.2 QUIET ENJOYMENT. Landlord agrees that upon Tenant's paying the rent and performing and observing the terms, covenants, conditions and provisions on its part to be performed and observed, Tenant shall and may peaceably and quietly have, hold and enjoy the Premises during the Term without any manner of hindrance or molestation from Landlord or anyone claiming under Landlord, subject, however, to the terms of this Lease.

       9.3 LEASE NOT TO BE RECORDED. Tenant agrees that it will not record this Lease. Both parties shall, upon the request of either, execute and deliver a notice or short form of this Lease in such form, if any, as may be permitted by applicable statute. If this Lease is terminated before the Term expires the parties shall execute, deliver and record an instrument acknowledging such fact and the actual date of termination of this Lease, if Tenant fails to execute such instrument within Twenty (20) days after a request from the Landlord therefor, Tenant should be deemed to have appointed Landlord its Attorney in fact, coupled with an interest, with full power of substitution to execute such instrument. Tenant shall reimburse Landlord for all expenses and costs which Landlord may incur if Tenant fails to execute an instrument acknowledging any termination of this Lease.

       9.4 BIND AND INURE; LIMITATION OF LANDLORD'S LIABILITY. The obligations of this Lease shall run with the Premises, and this Lease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. No owner of the Premises shall be liable under this Lease except for breaches of Landlord's obligations occuring while owner of the Premises. The obligations of Landlord shall be binding upon the assets of Landlord which comprise the Project but not upon other assets of Landlord. Neither Landlord nor any individual partner, trustee, stockholder, officer, director, employee or beneficiary of Landlord shall be liable under this Lease and Tenant shall look solely to Landlord's interest in the project in pursuit of its remedies upon an event of default hereunder, and the general assets of the individual partners, trustees, stockholders, officers, employees or beneficiaries of Landlord shall not be subject to levy, execution or other enforcement procedure for the satisfaction of the remedies of Tenant; provided that the foregoing provisions of this sentence shall not constitute a waiver of any obligation evidenced by this Lease and provided further that the foregoing provisions of this sentence shall not limit the right of Tenant to name Landlord or any individual partner or trustee thereof as party defendant in any action or suit in connection with this Lease so long as no personal money judgment shall be asked for or taken against Landlord or any individual partner, trustee, stockholder, officer, employee or beneficiary of Landlord.

       9.5 ACTS OF GOD. In any case where either party hereto is required to do any act, delays caused by or resulting from Acts of God, war, civil commotion, fire, flood or other casualty, labor difficulties, shortages of labor, materials or equipment, government regulations, unusually severe weather, or other causes beyond such party's reasonable control shall not be counted in determining the time during which work shall be completed, whether such time be designated by a fixed date, a fixed time or a "reasonable time", and such time shall be deemed to be extended by the period of such delay.

       9.6 LANDLORD 'S DEFAULT. Landlord shall not be deemed to be in default of the performance of any of its obligations hereunder unless it shall fail to perform such obligations and such failure shall continue for a period of thirty
(30) days or such additional time as is reasonably required to correct any such default after notice has been given by Tenant to Landlord specifying the nature of Landlord's alleged default. Tenant may terminate this Lease upon said thirty
(30) days written notice to Landlord. Except as provided in the preceding sentence, Tenant shall have no right to terminate this Lease for any default by Landlord. Tenant shall have no right; however, for any such default, to offset or counterclaim against any rent due hereunder, and no right or claim to any indirect or consequential damages relating to any such default.

       9.7 BROKERAGE. Tenant warrants and represents that it has had no dealings with any broker or agent in connection with this Lease except CB Richard Ellis/ Whittier Partners and covenants to defend with counsel reasonably approved by Landlord, hold harmless and indemnify Landlord from and against any and all cost, expense or liability for any compensation, commissions and charges claimed by any broker or agent with respect to Tenant's dealings in connection with this Lease or the negotiation thereof. Landlord shall be responsible for payment of the brokerage commission to CB Richard Ellis/Whittier Partners in connection with this Lease.

       9.8 SECURITY DEPOSIT. Intentionally Omitted

       9.9 APPLICABLE LAW AND CONSTRUCTION. This Lease shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts. If any term, covenant, condition or provision of this Lease or the application thereof to any person or circumstances shall be declared invalid, or unenforceable by the final ruling of a court of competent jurisdiction having final review, the remaining terms, covenants, conditions and provisions of this Lease and their application to persons or circumstances shall not be affected thereby and shall continue to be enforced and recognized as valid agreements of the parties, and in the place of such invalid or unenforceable provision, there shall be substituted a like, but valid and enforceable provision which comports to the findings of the aforesaid court and most nearly accomplishes the original intention of the parties.

       There are no oral or written agreements between Landlord and Tenant affecting this Lease. This Lease may be amended, and the provisions hereof may be waived or modified, only by instruments in writing executed by Landlord and Tenant.

       The titles of the several Articles and Sections contained herein are for convenience only and shall not be considered in construing this Lease.

       Unless repugnant to the context, the words "Landlord" and "Tenant" appearing in this Lease shall be construed to mean those named above and their respective heirs, executors, administrators, successors and assigns, and those claiming through or under them respectively. If there be more than one tenant the obligations imposed by this Lease upon Tenant shall be joint and several.

       9.10 SUBMISSION NOT AN OFFER. The submission of a draft of this Lease or a summary of some or all of its provisions does not constitute an offer to lease or demise the Premises, it being understood and agreed that neither Landlord nor Tenant shall be legally bound with respect to the leasing of the Premises unless and until this Lease has been executed by both Landlord and Tenant and a fully executed copy delivered.

Landlord agrees that it shall, at Tenant's expense, cooperate with, support, consult with, and provide information in its possession to Tenant in seeking, applying for and obtaining any and all consents, permits, licenses, certificates, waivers, special permits, approvals and the like required, or deemed necessary or appropriate by Tenant, in connection with (a) Tenant's use and occupancy of the Premises for the Permitted Use and/or (b) Tenant's exercise of its rights and/or performance of its obligations under this Lease. Landlord agrees that such cooperation shall include, without limitation, the co-signing of applications, the providing of support and information that can reasonably be made available by the record owner of the

Premises but not by other parties, providing letters of support or other supporting information or evidence for submission to hearings or proceedings before any zoning, planning, land use or regulatory board or authority or any license or permit granting board or authority.

       9.11 NO HAZARDOUS WASTE. Landlord represents and warrants that neither Landlord, nor, to the best of Landlord's knowledge, any prior owner of the Premises, has generated, stored or disposed of any oil, hazardous waste or hazardous materials on or under the Premises on or before the Commencement Date. Landlord shall indemnify and hold harmless Tenant against any and all loss, damage, cost or expense (including reasonable attorney's fees) incurred by Tenant by reason of the discharge of or the presence of oil, hazardous waste or hazardous materials on or under the Premises as of the Commencement Date. Tenant covenants that Tenant shall not cause or permit the discharge of oil, hazardous waste or hazardous materials upon the Premises during the Term, and Tenant shall indemnify and hold harmless Landlord against any and all loss, damage, cost or expense (including reasonable attorney's fees) incurred by Landlord by reason of the discharge of such materials on or under the Premises by Tenant.

       9.12 AUTHORITY TO SIGN: No employee or agent of Landlord or Landlord's broker, if any, has authority to make a lease or any other warranty representation, agreement or undertaking prior to or after the signing of the lease. The submission of this document for examination and negotiation does not constitute an offer to lease or a reservation of or option for the Demised Premises, and this document will become effective and binding only upon execution and delivery by Landlord and an authorized officer of Tenant. All negotiation, considerations, representations and understandings between the parties are incorporated in this document and may be modified or altered only by agreement in writing between the parties, and no act or omission of any employee or agent of the parties or any broker, if any shall alter, change or modify any of the provisions of this lease.

       WITNESS the execution hereof under seal on the day and year first above written.

WITNESS the execution hereof under seal on the day and year first above written.



                             "LANDLORD":
                             FAFARD REAL ESTATE AND DEVELOPMENT CORP.


                             BY /s/ Richard E. Terrill
                                ---------------------------------------
                                hereunto duly authorized


                             "TENANT":
                              GENZYME CORPORATION


                             BY /s/ Evan M. Lebson
                                ---------------------------------------
                                hereunto duly authorized

                                      EXHIBIT "C"


A.  AFFIRMATIVE OBLIGATIONS

       Tenant agrees that it shall:

       1. Keep Premises Clean: Keep the Premises (including without limitation exterior and interior portions of all windows, doors, and all other glass, if any), in a neat and clean condition;

       2. Comply with Laws: Promptly comply with all laws, ordinances rules and regulations of governmental authorities (including zoning laws and building codes) affecting the Premises, but this Clause "2" shall not be construed to require Tenant to comply such laws, ordinances, rules or regulations which require structural changes in the Premises or the building, if any unless the same are made necessary by any act or work performed by Tenant or by the nature of Tenant's business, or the manner of operation thereof;

       3. Dispose of Garbage: Handle and dispose of all rubbish, garbage and waste from Tenant's operations in accordance with regulations established by the seller and not permit the accumulation (unless in concealed metal containers), or burning, of any rubbish or garbage in, on or about any part of the Premises.

B.  NEGATIVE OBLIGATIONS

       Tenant agrees that it shall not at any time:

       1. Change Exterior Architecture: Change (whether any alteration, replacement, rebuilding, or otherwise) the exterior color and/or architectural treatment of the Premises or of the building in which same are located, or any part thereof which consent shall not be unreasonably withheld;

       2. Permit Odors, etc.: Suffer, allow or permit any offensive or obnoxious vibration, noise, odor, or other undesirable effect to emanate from the Premises, or any machine or other installation therein, or otherwise suffer, allow, or permit the same to constitute a nuisance or otherwise unreasonably interfere with the safety, comfort or convenience of Landlord or any Landlords or their customers, agents, or invitees, or any other lawfully in or upon the Premises; upon notice by Landlord to Tenant that any of the aforesaid is occurring Tenant shall forthwith (but in all events within five (5) days) remove or control the same.

            3. Injure Reputation: Use or occupy the Premises for any purpose calculated to injure the reputation of said Premises and/or the or of the neighborhood in which the same are located or to, presently or in the future, impair the value of said Premises.

C.  GENERAL CONDITIONS

            1. Signs

               a. Tenant shall not without Landlord's prior consent, place or install any sign on the roof or on any exterior wall of any building on the parcel (including, without limitation, both the interior and exterior surfaces or windows and doors) except that Tenant may install and maintain at its own cost and expense, including payments for permits, a front sign, subject to approval of Landlord as to dimensions, content, material, location and design, which approval shall not be unreasonably withheld. Tenant agrees that no signs will be manufactured or installed on the Premises are located until all approvals and permits are first obtained and copies thereof delivered to Landlord together with evidence of payment for fees pertaining to Tenant's signs. Tenant shall have the right to construct, at its expense, a monument sign, the design and materials for which shall be subject to Landlord's approval in advance of construction.

               b. Tenant shall not place in any area visible to public view from the outside of the parcel (i) and so-called "flashing" or "animated" sign or one which otherwise has variations in the intensity of illumination without first obtaining Landlord's approval as to the number, size, type, intensity (if illuminated) and location thereof. Tenant shall not, after obtaining any such approval, change any sign in any respect whatsoever without first obtaining from Landlord a further such approval.

               c. As used in this Section C.I., the word "sign" shall be
            construed to include any placard, light or other advertising symbol or object irrespective of whether same be temporary or permanent.